EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated November 18, 2008, relating to the consolidated balance sheets of Financial Media Group, Inc. and the related consolidated statements of operations, shareholders’ deficit and cash flows for the years then ended, which appears in Financial Media Group, Inc’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 12, 2008.

By:      /s/ KABANI & COMPANY, INC.
            Kabani & Company, Inc.
    Certified Public Accountants

    Los Angeles, California
    January 22, 2009